UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) September 22, 2004



                         THE BEAR STEARNS COMPANIES INC.
              (Exact Name of Registrant as Specified in its Charter)




  DELAWARE                     File No. 1-8989                   13-3286161
  --------                     ---------------                   ----------
 State or Other                (Commission File                  (IRS Employer
 Jurisdiction of                Number)                           Identification
  Incorporation) Number)


                383 Madison Avenue, New York, New York                   10179
                (Address of Principal Executive Offices)              (Zip Code)

         Registrant's telephone number, including area code:     (212)  272-2000
                                                                 ---------------

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule
13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.02.  Results of Operations and Financial Condition.

On September 22, 2004, The Bear Stearns Companies Inc. (the "Registrant") issued a press release announcing financial results for its quarter ended August 31, 2004. A copy of the press release is filed as Exhibit 99 to this Form 8-K and by this reference incorporated herein and made a part hereof.

This information shall be considered "filed" for purposes of the Securities Exchange Act of 1934, as amended.


Item 9.01.  Financial Statements and Exhibits


                        (c)   Exhibit:

                             (99) Press Release, dated September 22, 2004.














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                                    Signature



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              THE BEAR STEARNS COMPANIES INC.

                                       By:     /s/ Jeffrey M. Farber
                                               ----------------------
                                                Jeffrey M. Farber
                                                Controller
                                               (Principal Accounting Officer)

Dated:      September 22, 2004



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                         THE BEAR STEARNS COMPANIES INC.

                                    FORM 8-K

                                 CURRENT REPORT


                                  EXHIBIT INDEX


Exhibit No.                         Description

(99)                                Press Release, dated September 22, 2004








































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Contact:    Elizabeth Ventura       (212) 272-9251
            John Quinn              (212) 272-5934

                     BEAR STEARNS REPORTS THIRD QUARTER 2004
                           EARNINGS OF $2.09 PER SHARE

    The First Nine Months of 2004 Produce Record Earnings Per Share of $7.16

           Third Quarter Institutional Equities Net Revenues Up 19.4%
                     Wealth Management Net Revenues Up 10.7%
                          Clearing Net Revenues Up 6.7%
                      and Fixed Income Net Revenues Up 4.4%


            NEW YORK, New York - September 22, 2004 - The Bear Stearns Companies Inc. (NYSE:BSC) today reported earnings per share (diluted) of $2.09 for the third quarter ended August 31, 2004. For the quarter ended August 31, 2003, earnings per share (diluted) were $2.30 which included $.38 per share (diluted) related to Merchant Banking investment gains. Net income for the third quarter of 2004 was $283.3 million, compared with $313.4 million for the third quarter of 2003. Net revenues were $1.53 billion for the third quarter, up 3.3% from $1.49 billion for the third quarter of 2003. Annualized after-tax return on average common stockholders' equity for the current quarter was 15.9%, and for the trailing 12-month period ended August 31, 2004 was 19.0%.

            James E. Cayne, chairman and chief executive officer of Bear Stearns, commented, "This quarter's results demonstrate the resiliency of our franchise in a difficult market environment. In Fixed Income, the breadth of our business provided us with solid results. In Institutional Equities and Global Clearing Services, the expansion of our platform has proven its value to our clients as we continue to gain market share in the face of lower trading volume and market volatility. Our Wealth Management businesses, both Bear Stearns Asset Management and Private Client Services, are making strides in pursuing their strategic growth plans."

Details of the firm's three major business segments with comparative information follow:



CAPITAL MARKETS

      Net revenues for the Capital Markets segment were $1.20 billion for the quarter ended August 31, 2004, down 1.7% from $1.22 billion for the third quarter of 2003.

o Institutional Equities net revenues were $239.3 million for the third quarter of 2004, a 19.4% increase from $200.5 million for the comparable prior year quarter. Net revenues in listed and over-the-counter securities declined on lower average daily trading volume and volatility, but were partially offset by market share gains. As a result of the consolidation in the first quarter of 2004 of Bear Wagner Specialists, LLC, a majority-owned NYSE specialist firm, revenues included in Bear Stearns' results from this subsidiary increased by approximately $30 million over the comparable 2003 period.

o Fixed Income net revenues were $751.8 million, up 4.4% from $720.1 million reported for the quarter ended August 31, 2003. Mortgage revenues were essentially unchanged from the strong level of the third quarter of 2003, although the composition of net revenues changed significantly. Increases in adjustable-rate mortgage, commercial mortgage and asset-backed security originations largely offset declines in fixed-rate mortgage origination volume. The credit business posted strong year-over-year gains led by the distressed debt and leveraged finance areas.

o Investment Banking net revenues were $208.9 million for the quarter ended August 31, 2004, down 30.3% from $299.7 million for the quarter ended August 31, 2003. Included in the third quarter of 2003 were Merchant Banking revenues of $92.0 million. Excluding these 2003 gains, Investment Banking revenues for the third quarter of 2004 were slightly higher than the prior year quarter. Mergers and acquisitions net revenues increased due to higher completed M&A volume.

GLOBAL CLEARING SERVICES

      Net revenues for Global Clearing Services were $214.4 million for the quarter ended August 31, 2004, up 6.7% from $200.9 million for the quarter ended August 31, 2003. Net interest revenues increased on higher customer margin debt, free credit, stock borrow and customer short balances. Average customer margin debt balances were $46.6 billion during the quarter ended August 31, 2004, up from $43.3 billion in the comparable quarter of fiscal 2003. Customer short balances averaged $75.6 billion for the third quarter of 2004, as compared with $68.0 billion for the third quarter of 2003. Commission revenues declined, reflecting lower trading volumes among prime brokerage and fully disclosed clients.


WEALTH MANAGEMENT

      Wealth Management net revenues for the quarter ended August 31, 2004 were $139.8 million, an increase of 10.7% from $126.4 million for the quarter ended August 31, 2003.

o Private Client Services revenues were $103.5 million in the third quarter of 2004, an increase of 5.2% from $98.4 million in the prior year quarter. The increase was primarily due to an increase in customer fees and net interest revenues.

o Asset Management net revenues were up 30.0% to $36.3 million for the third quarter of 2004, from $27.9 million in the prior year quarter, reflecting significantly higher performance fees on proprietary hedge fund products.

o Total assets under management stood at $28.1 billion on August 31, 2004, up 9.3% from $25.7 billion on August 31, 2003.

EXPENSES

      Non-interest expenses increased 8.8% to $1.1 billion during the August 2004 quarter from $1.0 billion in the August 2003 quarter. Compensation as a percentage of net revenues was 48.4% for the third quarter of 2004 as compared with 45.9% in the quarter ended August 31, 2003. Non-compensation expenses were $347.8 million for the quarter ended August 31, 2004, up 8.3% from $321.1 million for the comparable prior year period. The third quarter 2004 pre-tax profit margin was 28.9%. The pre-tax margin for the third quarter of 2003 was 32.5%, heavily influenced by significant gains from the Merchant Banking investment in Aeropostale.

        As of August 31, 2004, total capital, including stockholders' equity and long-term borrowings, was $41.6 billion. Book value as of August 31, 2004 was $55.13 per share, based on 144,052,137 shares outstanding.

      Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking, securities trading and brokerage firm. With approximately $41.6 billion in total capital, Bear Stearns serves governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, securities research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers financing, securities lending, clearing and technology solutions to hedge funds, broker-dealers and investment advisors. Headquartered in New York City, the company has approximately 10,700 employees worldwide. For additional information about Bear Stearns, please visit the firm's web site at http://www.bearstearns.com.
                                      ***
                            Financial Tables Attached


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Certain statements contained in this discussion are "forward-looking statements"
within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the Company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Management" in the Company's 2003 Annual Report to Stockholders, and Forms 10-Q, which have been filed with the Securities and Exchange Commission.


A conference call to discuss the Company's results will be held on Wednesday, September 22, 2004 at 10:00 a.m. E.S.T. The call will be open to the public. Those wishing to listen to the conference call should dial 1-800-813-BEAR (2327) (or 1-973-931-9782 for international callers) at least 15 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through the internet at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available at approximately 1:00 p.m. E.S.T. on Bear Stearns' web site or by dialing 1-877-297-4505 (or 1-973-935-8901 for international callers). The pass code for the replay is 5119059. The replay will be available until midnight on Friday, October 8, 2004. If you have any questions on how to obtain access to the conference call, please contact Joanne Jarema at 1-212-272-4417 or via e-mail at jjarema@bear.com.